EXHIBIT 5.1

[WLRK LETTERHEAD]

December 20, 2012

PVH Corp.
200 Madison Avenue
New York, New York 10016

Ladies and Gentlemen:

We have acted as special counsel to PVH Corp., a Delaware corporation (the “Company”), in connection with the sale to the several underwriters (the “Underwriters”) named in the Underwriting Agreement (as defined below) by the Company of $700,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2022 (the “Notes”) pursuant to the terms of that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of December 6, 2012, by and among the Company, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives of the Underwriters. The Notes will be issued pursuant to the Indenture, dated as of December 20, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the (i) Registration Statement on Form S-3 (File No. 333-166190) (the “Registration Statement”) filed on April 20, 2010 by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), including the prospectus, dated April 20, 2010 (the “Base Prospectus”), (ii) the preliminary prospectus supplement, dated December 6, 2012 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Notes by the Underwriters, filed pursuant to Rule 424(b)(5) promulgated under the Act, including the documents incorporated by reference therein, (iii) the prospectus supplement, dated December 6, 2012 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Notes by the Underwriters, filed pursuant to Rule 424(b)(5) promulgated under the Act, including the documents incorporated by reference therein, (iv) an executed copy of Underwriting Agreement, (v) the Certificate of Incorporation of the Company, as amended through the date hereof; (vi) the By-Laws of the Company, as amended through the date hereof, (vii) the resolutions adopted by the Board of Directors of the Company (the “Board”) on October 29, 2012, and the resolutions adopted by the Financing Committee of the Board on December 6, 2012, relating to the issuance and sale of the Notes, (viii) an executed copy of the Indenture; and (ix) executed copies of the Notes.

In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) each natural person signing any document reviewed by us had the legal capacity to do so, (d) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (f) the Prospectus has been filed with the SEC, (g) any Notes that will be issued will be issued in a form that complies with the Prospectus and the Indenture and the Notes and the Indenture will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or authenticating agent, (h) the Notes will be issued and sold in compliance with applicable federal and state securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and the Prospectus, and (i) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein.  We have also assumed that the execution, delivery and performance of each of the Underwriting Agreement, Notes and Indenture (collectively, the “Transaction Documents”) will not (1) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any such party or the laws of the jurisdictions of organization or applicable laws with respect to such parties, (2) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (3) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, it is our opinion that when (i) the Indenture has been duly executed and delivered by each party thereto, (ii) the terms of the Notes and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Notes have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Indenture and duly delivered to the underwriters upon payment of the agreed-upon consideration therefor set forth in the Underwriting Agreement and as contemplated by the Registration Statement, including the Prospectus, the Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (vi) limit the waiver of rights under usury laws.  We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Notes and the Indenture.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us in the prospectus forming a part of the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

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Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz